                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 9, 2002


                              COVANSYS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    MICHIGAN
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


         0-22141                                       38-2606945
(COMMISSION FILE NUMBER)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


       32605 WEST TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS, MI 48334
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)


                                 (248) 488-2088
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                      NONE

         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5. OTHER EVENTS

On October 9, 2002 Covansys Corporation (Nasdaq: CVNS) issued a press release announcing the promotion of Martin C. Clague to president and chief executive officer. Mr. Clague previously served as president and chief operating officer. Mr. Clague assumes the position of chief executive officer from Ned C. Lautenbach who had been acting as chief executive officer since November, 2001. Mr. Lautenbach will continue as co-chairman of the Board of Directors and as chairman of the executive committee. The entirety of the press release is attached to this report as exhibit 99.1.

Also on October 9, 2002, Covansys issued a press release announcing that its Board of Directors has authorized the repurchase of up to an additional 2,000,000 shares of its outstanding Common Stock. By its action, combined with its existing authorization, the Company will be able to purchase up 3,741,100 shares of its outstanding Common Stock. The shares may be purchased by the Company from time to time in open market or privately negotiated transactions. The entirety of the press release is attached to this report as exhibit 99.2.


Exhibit No.         Description

99.1 Press Release Dated October 9, 2002, announcing the promotion of Martin C. Clague.

99.2 Press Release Dated October 9, 2002, announcing increase in Share Repurchase Plan.


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Covansys Corporation


Dated: November October 12, 2002

                                            By:  /s/ Thomas E. Sizemore
                                               --------------------------
                                                 Thomas E. Sizemore
                                                 General Counsel